Exhibit 99.1
PepsiCo Reports First-Quarter 2019 Results; Reaffirms 2019 Financial Targets
Reported (GAAP) First-Quarter 2019 Results

First Quarter
Net revenue growth	2.6%
Foreign exchange impact on net revenue	(3)%
Earnings per share (EPS)	$1.00
EPS growth	6%
Foreign exchange impact on EPS	(2)%
Organic/Core (non-GAAP)1 First-Quarter 2019 Results

First Quarter
Organic revenue growth	5.2%
Core EPS	$0.97
Core constant currency EPS growth	3%
PURCHASE, N.Y. - April 17, 2019 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2019.
“We are pleased with our results for the first quarter,” said Chairman and CEO Ramon Laguarta. “While adverse foreign exchange translation negatively impacted our reported net revenue performance, our underlying organic revenue growth accelerated to more than 5% in the quarter. Frito-Lay North America and each of our international divisions delivered particularly strong operating performance, and PepsiCo Beverages North America generated sequential quarterly net revenue acceleration.”
Laguarta continued, “We are equally pleased with the progress we are making on our ambitious agenda to invest to build capabilities, strengthen our brands, and add capacity to grow. With our strong start to the year and good momentum on our key priorities, we remain confident in achieving the 2019 financial targets we communicated earlier this year.”

1 Please refer to the Glossary for definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “2019 Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2019 financial targets.  PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in GAAP results, including the impact of foreign exchange and mark-to-market adjustments. Please refer to PepsiCo’s Form 10-Q filed with the SEC on April 17, 2019 for additional information regarding PepsiCo’s financial results for the 12 weeks ended March 23, 2019.

1

Summary First-Quarter 2019 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snacks	Beverages
FLNA	5.5	—	—	6	2
QFNA	(1)	0.5	(1)	(1)	(1)
PBNA	2	—	—	2.5		(2)
LatAm	1	8	—	10	—	7
ESSA	1.5	12	(6)	8	—	6
AMENA	(1)	5	5	10	4	2
Total	3	3	—	5	1	2

Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	10	—	—	11
QFNA	(11)	—	—	(11)
PBNA	—	1	—	1
LatAm	21	(5)	5	21
ESSA	6	13	14	33
AMENA	8	4.5	4.5	17
Corporate Unallocated Expenses	(16)	27	—	11
Total	11	(3)	2	10

EPS	6	(6)	2	3

Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

2

2019 Guidance and Outlook

The Company provides guidance on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and mark-to-market impacts.
Consistent with its previous guidance for 2019, the Company continues to expect:

•	Full-year organic revenue growth to be 4 percent.

•	A core effective tax rate of approximately 21 percent.

•
A decline in core constant currency EPS of approximately 1 percent, which incorporates lapping a number of 2018 strategic asset-sale and refranchising gains, the expected increased core effective tax rate, and expected 2019 incremental investments to strengthen the business.

•	Approximately $9 billion in cash from operating activities and free cash flow of approximately $5 billion, which assumes net capital spending of approximately $4.5 billion.

•	Total cash returns to shareholders of approximately $8 billion, comprised of dividends of approximately $5 billion and share repurchases of approximately $3 billion.
Applying current market consensus rates implies a 2-percentage-point foreign exchange translation headwind to both reported net revenue and EPS performance. This assumption and the guidance above implies 2019 core earnings per share of $5.50, a 3 percent decrease compared to 2018 core earnings per share of $5.66.
Conference Call:
At 7:45 a.m. (Eastern Time) today, the Company will host a conference call with investors and financial analysts to discuss first quarter 2019 results and the outlook for 2019. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investors	Media
	Jamie Caulfield	Carrie Ratner
	Investor Relations	Communications
	914-253-3035	914-253-3817
	jamie.caulfield@pepsico.com	carrie.ratner@pepsico.com

3

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/23/2019	3/24/2018
Net Revenue	$12,884	$12,562
Cost of sales	5,688	5,655
Gross profit	7,196	6,907
Selling, general and administrative expenses	5,188	5,100
Operating Profit	2,008	1,807
Other pension and retiree medical benefits income	64	75
Interest expense	(267)	(294)
Interest income and other	63	69
Income before income taxes	1,868	1,657
Provision for income taxes	446	304
Net income	1,422	1,353
Less: Net income attributable to noncontrolling interests	9	10
Net Income Attributable to PepsiCo	$1,413	$1,343

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.00	$0.94
Weighted-average common shares outstanding	1,413	1,430

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/23/2019	3/24/2018
Net Revenue
Frito-Lay North America	$3,815	$3,617
Quaker Foods North America	594	601
PepsiCo Beverages North America	4,510	4,415
Latin America	1,241	1,224
Europe Sub-Saharan Africa	1,693	1,668
Asia, Middle East and North Africa	1,031	1,037
Total Net Revenue	$12,884	$12,562

Operating Profit (a)
Frito-Lay North America	$1,159	$1,050
Quaker Foods North America	138	155
PepsiCo Beverages North America	389	388
Latin America	230	189
Europe Sub-Saharan Africa	125	118
Asia, Middle East and North Africa	201	187
Corporate Unallocated Expenses	(234)	(280)
Total Operating Profit	$2,008	$1,807

(a)
For a discussion of reported operating profit performance, please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 23, 2019 (Q1 2019 Form 10-Q), filed with the U.S. Securities and Exchange Commission on April 17, 2019.

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	12 Weeks Ended
	3/23/2019	3/24/2018
Operating Activities
Net income	$1,422	$1,353
Depreciation and amortization	498	496
Share-based compensation expense	57	80
Restructuring and impairment charges	26	12
Cash payments for restructuring charges	(52)	(39)
Pension and retiree medical plan expenses	47	46
Pension and retiree medical plan contributions	(260)	(1,521)
Deferred income taxes and other tax charges and credits	216	49
Tax (benefits)/net tax expense related to the Tax Cuts and Jobs Act (TCJ Act)	(29)	1
Change in assets and liabilities:
Accounts and notes receivable	(406)	(162)
Inventories	(435)	(383)
Prepaid expenses and other current assets	(382)	(347)
Accounts payable and other current liabilities	(1,207)	(1,050)
Income taxes payable	120	178
Other, net	40	(22)
Net Cash Used for Operating Activities	(345)	(1,309)

Investing Activities
Capital spending	(442)	(352)
Sales of property, plant and equipment	2	9
Acquisition of SodaStream International Ltd. (SodaStream)	(1,807)	—
Other acquisitions and investments in noncontrolled affiliates	(56)	(36)
Divestitures	—	42
Short-term investments, by original maturity:
More than three months - purchases	—	(3,416)
More than three months - maturities	—	4,609
More than three months - sales	—	533
Three months or less, net	9	7
Other investing, net	(6)	—
Net Cash (Used for)/Provided by Investing Activities	(2,300)	1,396

Financing Activities
Proceeds from issuances of long-term debt	1,122	—
Payments of long-term debt	(1,851)	—
Short-term borrowings, by original maturity:
More than three months - proceeds	2	—
More than three months - payments	—	(1)
Three months or less, net	115	4,291
Cash dividends paid	(1,332)	(1,160)
Share repurchases - common	(940)	(493)
Share repurchases - preferred	—	(2)
Proceeds from exercises of stock options	103	125
Withholding tax payments on restricted stock units (RSUs), performance stock units (PSUs) and PepsiCo equity performance units (PEPunits) converted	(93)	(76)
Other financing	(2)	(2)
Net Cash (Used for)/Provided by Financing Activities	(2,876)	2,682
Effect of exchange rate changes on cash and cash equivalents and restricted cash	57	49
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(5,464)	2,818
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	10,769	10,657
Cash and Cash Equivalents and Restricted Cash, End of Period	$5,305	$13,475

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	(unaudited)
	3/23/2019	12/29/2018
ASSETS
Current Assets
Cash and cash equivalents	$5,072	$8,721
Short-term investments	289	272
Restricted cash	190	1,997
Accounts and notes receivable, net	7,604	7,142
Inventories:
Raw materials and packaging	1,438	1,312
Work-in-process	257	178
Finished goods	1,859	1,638
	3,554	3,128
Prepaid expenses and other current assets	1,208	633
Total Current Assets	17,917	21,893
Property, Plant and Equipment, net	17,550	17,589
Amortizable Intangible Assets, net	1,641	1,644
Goodwill	14,945	14,808
Other indefinite-lived intangible assets	14,334	14,181
Indefinite-Lived Intangible Assets	29,279	28,989
Investments in Noncontrolled Affiliates	2,476	2,409
Deferred Income Taxes	4,361	4,364
Other Assets	2,242	760
Total Assets	$75,466	$77,648

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$3,291	$4,026
Accounts payable and other current liabilities	15,799	18,112
Total Current Liabilities	19,090	22,138
Long-Term Debt Obligations	28,458	28,295
Deferred Income Taxes	3,619	3,499
Other Liabilities	10,003	9,114
Total Liabilities	61,170	63,046

Commitments and contingencies

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,404 and 1,409 shares, respectively)	23	23
Capital in excess of par value	3,753	3,953
Retained earnings	60,060	59,947
Accumulated other comprehensive loss	(14,656)	(15,119)
Repurchased common stock, in excess of par value (463 and 458 shares, respectively)	(34,978)	(34,286)
Total PepsiCo Common Shareholders’ Equity	14,202	14,518
Noncontrolling interests	94	84
Total Equity	14,296	14,602
Total Liabilities and Equity	$75,466	$77,648

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results, free cash flow and organic results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring programs; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; amounts associated with mergers, acquisitions, divestitures and other structural changes; debt redemptions, cash tender or exchange offers; pension and retiree medical related items; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For more information regarding these excluded items for the first quarter of 2019 and 2018, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2019 Form 10-Q. For more information regarding these excluded items for the year ended December 29, 2018, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plans publicly announced on February 15, 2019 and in 2014.
Inventory fair value adjustments and merger and integration charges
Incremental costs primarily related to fair value adjustments to the acquired inventory related to our acquisition of SodaStream.

Tax benefit/net tax expense related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. Among its many provisions, the TCJ Act imposed a mandatory one-time transition tax on undistributed international earnings and reduced the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
While our accounting for the recorded impact of the TCJ Act as of December 29, 2018 was deemed to be complete, this amount was based on prevailing regulations and available information as of December 29, 2018, and additional guidance issued by the Internal Revenue Service (IRS) impacted, and may continue to impact, our recorded amounts after December 29, 2018.
Other net tax benefits
In the year ended December 29, 2018, other net tax benefits related to the reorganization of our international operations and non-cash tax benefits associated with both the conclusion of certain international tax audits and our agreement with the IRS resolving all open matters related to the audits of taxable years 2012 and 2013.
Charges related to cash tender and exchange offers
In the year ended December 29, 2018, interest expense in connection with our cash tender and exchange offers, primarily representing the tender price paid over the carrying value of the tendered notes.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
Free cash flow is used by us primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation.

2019 guidance
Our 2019 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2019 core tax rate guidance and 2019 core constant currency EPS performance guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2019 core constant currency EPS performance guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2019 organic revenue growth to our full year projected 2019 reported net revenue growth because we are unable to predict the 2019 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also unable to reconcile our full year projected 2019 core tax rate to our full year projected 2019 reported tax rate, or our full year projected 2019 core constant currency EPS performance to our full year projected 2019 reported EPS performance because we are unable to predict the 2019 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 23, 2019 (unaudited)

	12 Weeks Ended March 23, 2019
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure	Volume	Effective net pricing
Frito-Lay North America	5.5%	—	—	6%	2	3
Quaker Foods North America	(1)%	0.5	(1)	(1)%	(1)	—
PepsiCo Beverages North America	2%	—	—	2.5%	(2)	4
Latin America	1%	8	—	10%	—	10
Europe Sub-Saharan Africa	1.5%	12	(6)	8%	1	6
Asia, Middle East and North Africa	(1)%	5	5	10%	6	3
Total PepsiCo	3%	3	—	5%	1	4.5

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended March 23, 2019 (unaudited)

	12 Weeks Ended 3/23/2019
		Impact of Items Affecting Comparability					Impact of
Operating Profit Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Tax benefits related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	10%	—	—	—	—	10%	—	11%
Quaker Foods North America	(11)%	—	—	—	—	(11)%	—	(11)%
PepsiCo Beverages North America	—%	—	1	—	—	1%	—	1%
Latin America	21%	—	(5)	—	—	16%	5	21%
Europe Sub-Saharan Africa	6%	—	1	12	—	19%	14	33%
Asia, Middle East and North Africa	8%	—	4.5	—	—	12%	4.5	17%
Corporate Unallocated Expenses	(16)%	34	(6)	—	—	11%	—	11%
Total Operating Profit	11%	(5)	1	1	—	8%	2	10%
Net Income Attributable to PepsiCo	5%	(5)	1	1	(2)	—%	2	2%
Net Income Attributable to PepsiCo per common share – diluted	6%	(5)	1	1	(2)	1%	2	3%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended March 23, 2019 and March 24, 2018
(in millions except per share amounts, unaudited)

	12 Weeks Ended 3/23/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$5,688	$7,196	$5,188	$2,008	$64	$446	$1,413	$1.00	23.9%
Items Affecting Comparability
Mark-to-market net impact	19	(19)	41	(60)	—	(14)	(46)	(0.03)	—
Restructuring and impairment charges	(8)	8	(23)	31	(5)	3	23	0.02	(0.2)
Inventory fair value adjustments and merger and integration charges	(14)	14	(1)	15	—	2	13	0.01	(0.1)
Tax benefits related to the TCJ Act	—	—	—	—	—	29	(29)	(0.02)	1.6
Core, Non-GAAP Measure (a)	$5,685	$7,199	$5,205	$1,994	$59	$466	$1,374	$0.97	25.2%

	12 Weeks Ended 3/24/2018
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$5,655	$6,907	$5,100	$1,807	$75	$304	$1,343	$0.94	18.3%
Items Affecting Comparability
Mark-to-market net impact	(27)	27	(4)	31	—	7	24	0.02	0.1
Restructuring and impairment charges	—	—	(8)	8	4	1	11	0.01	(0.1)
Provisional net tax expense related to the TCJ Act	—	—	—	—	—	(1)	1	—	(0.1)
Core, Non-GAAP Measure (a)	$5,628	$6,934	$5,088	$1,846	$79	$311	$1,379	$0.96	18.3%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax benefit/charge on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended March 23, 2019 and March 24, 2018
(in millions, unaudited)

	12 Weeks Ended 3/23/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,159	$—	$—	$—	$1,159
Quaker Foods North America	138	—	—	—	138
PepsiCo Beverages North America	389	—	6	—	395
Latin America	230	—	—	—	230
Europe Sub-Saharan Africa	125	—	6	15	146
Asia, Middle East and North Africa	201	—	11	—	212
Corporate Unallocated Expenses	(234)	(60)	8	—	(286)
Total PepsiCo	$2,008	$(60)	$31	$15	$1,994

	12 Weeks Ended 3/24/2018
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,050	$—	$—	$1,050
Quaker Foods North America	155	—	—	155
PepsiCo Beverages North America	388	—	2	390
Latin America	189	—	9	198
Europe Sub-Saharan Africa	118	—	4	122
Asia, Middle East and North Africa	187	—	2	189
Corporate Unallocated Expenses	(280)	31	(9)	(258)
Total PepsiCo	$1,807	$31	$8	$1,846

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	3/23/2019
Reported Gross Margin Growth	87	bps
Mark-to-Market Net Impact	(36)
Restructuring and Impairment Charges	6
Inventory Fair Value Adjustments and Merger and Integration Charges	10
Core Gross Margin Growth	67	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended
	3/23/2019
Reported Operating Margin Growth	120	bps
Mark-to-Market Net Impact	(72)
Restructuring and Impairment Charges	18
Inventory Fair Value Adjustments and Merger and Integration Charges	12
Core Operating Margin Growth	78	bps
Fiscal 2018 Diluted EPS Reconciliation

Year Ended
12/29/2018
Reported Diluted EPS	$8.78
Mark-to-Market Net Impact	0.09
Restructuring and Impairment Charges	0.18
Merger and Integration Charges	0.05
Net Tax Benefit Related to the TCJ Act	(0.02)
Other Net Tax Benefits	(3.55)
Charges Related to Cash Tender and Exchange Offers	0.13
Core Diluted EPS	$5.66
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2019
	Guidance
Net Cash Provided by Operating Activities	$	~	9
Net Capital Spending		~	(4.5)
Free Cash Flow	$	~	5

Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2019 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in hard discounters and the e-commerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.